UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2025

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
                (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060
____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 27, 2025, Golub Capital Employee Grant Program Rabbi Trust acquired 6,059,971 shares of common stock of Golub Capital BDC, Inc. for the purpose of awarding incentive compensation to employees of Golub Capital LLC and its affiliates from GC Advisors LLC, a limited liability company controlled by entities affiliated with Lawrence E. Golub and David. B.Golub. On the same day, GC Advisors LLC purchased 3,860,458, 2,183,032 and 16,481 shares of common stock of Golub Capital BDC, Inc. from GCOP, LLC, GGP Class B-P, LLC, and Golub Onshore GP, LLC, respectively, all of which are limited liability companies also controlled by entities affiliated with Lawrence E. Golub and David B. Golub. These transactions were reported on Form 4s filed with the Securities and Exchange Commission on May 29, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: May 29, 2025	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer